Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Professional Diversity Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0900177
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607

(Address of principal executive offices, including zip code)

Professional Diversity Network, Inc. 2013 Equity Compensation Plan

(Full title of the plan)

Katherine Butkevich Chief Executive Officer Professional Diversity Network, Inc. 801 W. Adams Street, Suite 600 Chicago, Illinois 60607 (312) 614-0950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	1,300,000	$0.55	$715,000	$72

(1)
This Registration Statement covers a total of 1,300,000 additional shares of the Registrant’s common stock that are available for issuance under the Professional Diversity Network, Inc. 2013 Equity Compensation Plan, as amended and restated. This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2013 Equity Compensation Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Professional Diversity Network, Inc.’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee based on the average of the high and low selling prices of the Registrant’s common stock as reported on the NASDAQ Stock Market on May 11, 2016, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed to register an additional 1,300,000 shares of common stock of Professional Diversity Network, Inc. (the “Company”) which may be offered or sold from time to time pursuant to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan, as amended and restated (the “Plan”). These additional shares are authorized for issuance under the Plan as a result of an amendment to the Plan that was approved by our shareholders at the Annual Meeting of Shareholders held on June 3, 2015.

Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 (File No. 333-203156), which was filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2015 that registered 500,000 shares of common stock issuable under the Plan, except, in each case, for Items 3, 5 and 8 of Part II which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed by Professional Diversity Network, Inc. (the “Company”), are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

Commission Filing (File No. 001-35824)	Period Covered or Date of Filing
Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on May 4, 2016	Year ended December 31, 2015

Quarterly Report on Form 10-Q	Quarter ended March 31, 2016

Current Report on Form 8-K	April 4, 2016

Description of the Registrant’s Common Stock in Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	March 1, 2013

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this document, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 8.  Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Greenberg Traurig, LLP.

10.15
Professional Diversity Network, Inc. 2013 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 of Amendment No. 12 to the registrant’s Registration Statement on Form S-1 (No. 333-181594) filed with the SEC on February 28, 2013).

10.25	Amendment No. 1 to Professional Diversity Network, Inc. 2013 Equity Compensation Plan (filed herewith).

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

24.1	Powers of Attorney (included as part of the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 12, 2016.

PROFESSIONAL DIVERSITY NETWORK, INC.

By: /s/ David Mecklenburger
David Mecklenburger Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Katherine Butkevich, David Mecklenburger and Christopher Wesser, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Katherine Butkevich	Chief Executive Officer (Principal Executive Officer)	May 12, 2016
Katherine Butkevich

/s/ David Mecklenburger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2016
David Mecklenburger

/s/ James Kirsch	Chairman of the Board	May 12, 2016
James Kirsch

	Director	May __, 2016
Donna Brazile

/s/ Barry Feierstein	Director	May 12, 2016
Barry Feierstein

/s/ Star Jones	Director	May 13, 2016
Star Jones

/s/ Daniel Marovitz	Director	May 12, 2016
Daniel Marovitz

/s/ Stephen Pemberton	Director	May 12, 2016
Stephen Pemberton

/s/ Andrea Sáenz	Director	May 12, 2016
Andrea Sáenz

	Director	May __, 2016
Randi Zuckerberg

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Greenberg Traurig, LLP (includes Exhibit 23.1, Consent of Greenberg Traurig, LLP).

10.25	Amendment No. 1 to Professional Diversity Network, Inc. 2013 Equity Compensation Plan.

23.2	Consent of Marcum LLP.